EXHIBIT 10.6

SERVICES AGREEMENT for KERMIT HARRIS

This Services Agreement (the “Agreement”) dated as of October 1, 2020 and effective as of October 1, 2020 is made by and between Astra Energy Inc. (the “Company”) and Kermit Harris (“Harris”).

WHEREAS, the Company desires to employ Harris pursuant to the terms and conditions contained in this Agreement; and

WHEREAS, Harris desires to accept such Services pursuant to the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the promises, and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1. Term. Harris’s Services under this Agreement shall commence as of the date first written above and shall continue indefinitely until terminated in accordance with the provisions of this Agreement (the “Term”).

2. Title. During the Term, Harris will serve as President and Director of the Company.

3. Duties. During the Term, Harris will be responsible for such duties and responsibilities as are consistent with Harris’s position, or as may be assigned to Harris from time to time by the Company. Harris agrees to devote such time, attention, skill, and energy as are necessary to complete the duties set forth herein and to the business of the Company and its subsidiaries, and to use Harris’s best efforts to promote the success of the Company and its subsidiaries.

4. Reporting. During the Term, Harris will report to the Board of Directors; it is understood and acknowledged that Harris may, consistent with his job responsibilities as described in Section 3, interact with the Company’s audit committee and directors as appropriate.

5. Location. During the Term, Harris shall be based in Kelowna, BC Canada. However, Harris acknowledges that in order to effectively perform his duties, he will occasionally be required to travel for business purposes.

6. Compensation.

(a) During the Term, Harris will receive a monthly fee of $5,000.00 commencing October 1, 2020.

(b) The Company shall issue 500,000 shares of the Company's Common Stock to Harris upon execution of this Agreement

(c) Vacation. Not applicable

(d) Benefits. Not applicable

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(e) Reimbursement of Business Expenses. The Company will reimburse Harris for all reasonable and properly documented expenses incurred or paid by him in connection with the performance of his duties hereunder.

7. Termination of Services.

(a) Due to Death. Harris’s Services with the Company will automatically terminate immediately upon his death.

(b) Due to Disability. If Harris incurs a “Disability” (as defined below) during the Term, then the Company, in its sole discretion, shall be entitled to terminate Harris’s Services immediately upon written notice to Harris of such decision, subject to the Company’s duty to accommodate, if any, under the applicable provincial Human Rights Code. For purposes of this Agreement, “Disability” shall mean a physical or mental impairment that has prevented Harris from performing the essential duties of his position, with or without reasonable accommodation, for (i) a period of ninety (90) consecutive calendar days, or (ii) an aggregate of ninety (90) work days in any six (6) month period. The determination of whether Harris incurred a Disability shall be made by the Company, in its sole discretion, after consultation with Harris’s physician.

(c) By the Company for Cause. The Company shall be entitled to terminate Harris’s Services hereunder at its option, at any time, and without notice or pay in lieu of such notice, for “Cause” by providing written notice to Harris of such decision. For purposes of this Agreement, “Cause” shall mean: (i) the commission by Harris of a act of malfeasance, dishonesty, fraud, or breach of trust against the Company or any of its Harris’s, clients, or suppliers, (ii) the material breach by Harris of any of his obligations under this Agreement, or any other agreement between Harris and the Company, (iii) Harris’s material failure to comply with the Company’s written policies; (iv) Harris’s failure, neglect, or refusal to perform his duties under this Agreement, or to follow the lawful written directions of the Company, (v) Harris’s conviction of, or plea of no contest to, any felony or any crime involving moral turpitude, and (vi) any act or omission by Harris which is, or is reasonably likely to be, injurious to the financial condition or business reputation of the Company, or which otherwise is injurious to the Company’s clients or suppliers.

(d) By the Company without Cause. The Company may terminate Harris's Services without Cause (and not as a result of a Disability) by providing at least one hundred and eighty (180) days of advance written notice of such decision to Harris.

(e) By Harris. During the Term, Harris shall be entitled to terminate his Services with the Company by providing the Company with at least thirty (30) days of advance written notice of such decision. Upon the presentation of such written notice by Harris, the Company may accelerate the notice period in order to make such termination effective prior to the expiration of the notice period, in which case, the Company shall be required to continue to pay the Base Salary to Harris through the original notice period provided by Harris. The Company reserves the right to withdraw any and all duties and responsibilities from Harris, and to exclude Harris from the Company’s premises, during such notice period.

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8. Confidential Information.

(a) Non-Use and Non-Disclosure of Confidential Information. Harris acknowledges that during the course of his Services with the Company, he will have access to information about the Company, and its clients and suppliers, which is confidential and/or proprietary in nature, and which belongs to the Company. As such, at all times, both during the Term and thereafter, Harris will hold in the strictest confidence, and not use or attempt to use except for the benefit of the Company, and not disclose to any other person or entity (without the prior written authorization of the Company) any “Confidential Information” (as defined below). Notwithstanding anything contained in this Section 9, Harris will be permitted to disclose any Confidential Information as may be required by law, or by municipal, provincial, federal or international corporate reporting rules, or to the extent required by validly issued legal process or court order, provided that Harris notifies the Company immediately of any such legal process or court order in an effort to allow the Company to challenge such legal process or court order, if the Company so elects, prior to Harris’s disclosure of any Confidential Information.

(b) Definition of Confidential Information. For purposes of this Agreement, “Confidential Information” means any confidential or proprietary information which belongs to the Company, or any of its clients or suppliers, including without limitation, technical data, market data, trade secrets, trademarks, service marks, copyrights, other intellectual property, know-how, research, business plans, product information, projects, services, client lists and information, client preferences, client transactions, supplier lists and information, supplier rates, software, hardware, technology, inventions, developments, processes, formulas, designs, drawings, marketing methods and strategies, pricing strategies, sales methods, financial information, revenue figures, account information, credit information, financing arrangements, and other information disclosed to Harris by the Company in confidence, directly or indirectly, and whether in writing, orally, or by electronic records, drawings, pictures, or inspection of tangible property. “Confidential Information” does not include any of the foregoing information which has entered the public domain other than by a breach of this Agreement.

10. Return of Company Property. Upon the termination of Harris’s Services with the Company for any reason, or at any time during such Services upon request by the Company, Harris will promptly destroy (as agreed by the Company) and/or deliver to the Company and not keep in his possession, recreate, or deliver to any other person or entity, any and all property which belongs to the Company, or which belongs to any other third party and is in Harris’s possession as a result of his Services with the Company, including without limitation, computer hardware and software, palm pilots, pagers, cell phones, other electronic equipment, records, data, client lists and information, supplier lists and information, notes, reports, correspondence, financial information, account information, product information, files, and other documents and information, including any and all copies of the foregoing. If the Company requires property to be returned rather than destroyed, the Company will pay for all associated costs of return.

11. Intellectual Property.

(a) Prior Inventions. Except as disclosed to the Company in writing, contemporaneous with Harris’s execution of this Agreement (which writing describes with particularity all inventions, original works of authorship, developments, improvements, and trade secrets which were made by Harris prior to the commencement of his Services with the Company, which belong solely to Harris or belong to Harris jointly with others (collectively referred to as “Prior Inventions”), which relate in any way to any of the Company’s proposed businesses, products, services, or research and development, and which are not assigned to the Company herein), Harris represents that there are no Prior Inventions. If in the course of Harris’s Services with the Company (whether during the Term or thereafter), he incorporates into any Company product, process, service, or machine, a Prior Invention owned by Harris or in which he has a direct interest, then the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell, and otherwise distribute such Prior Invention as part of or in connection with such product, process, service, or machine.

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(b) Assignment of Inventions. Harris will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assigns to the Company or its designee, all his right, title, and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements, or trade secrets, whether or not patentable or registerable under copyright or similar laws, which he may solely or jointly conceive or develop or reduce to practice, or cause to be developed or reduced to practice, during his Services with the Company (whether during the Term or thereafter) that (i) relate at the time of conception, development, or reduction to practice to the actual or demonstrably proposed business or research and development activities of the Company, (ii) result from or relate to any work performed for the Company, whether or not during normal business hours, or (iii) are developed through the use of Confidential Information (collectively referred to as “Inventions”). Harris further acknowledges that all Inventions which are made by him (solely or jointly with others) within the scope of and during the period of his Services with the Company (whether during the Term or thereafter) are “works made for hire” (to the greatest extent permitted by applicable law) and are compensated by his salary, unless regulated otherwise by law.

(c) Maintenance of Invention Records. Harris will keep and maintain adequate and current written records of all Inventions subject to Section 11(b). The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, or any similar format. The records will be available to and remain the sole property of the Company at all times. Harris will not remove such records from the Company’s business premises except as expressly permitted by Company policy which may, from time to time, be revised at the sole discretion of the Company.

(d) Further Assistance. Harris will assist the Company or its designee, at the Company’s expense, in every way to secure the Company’s rights in any Inventions and any copyrights, patents, trademarks, trade secrets, moral rights, or other intellectual property rights relating thereto in any and all countries, including without limitation, the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, records, and all other instruments which the Company shall deem necessary in order to apply for, obtain, maintain, and transfer such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to such Inventions, and any copyrights, patents, trademarks, trade secrets, moral rights, or other intellectual property rights relating thereto. Harris acknowledges that his obligation to execute, or cause to be executed, when it is in his power to do so, any such instrument or papers shall continue after the termination of his Services with the Company until the expiration of the last such intellectual property right in any country. If the Company is unable, because of Harris’s mental or physical incapacity or unavailability for any other reason, to secure his signature to apply for or to pursue any application for any patents or copyright registrations covering Inventions assigned to the Company above, then Harris hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney in fact, to act for and in his behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance, or transfer of letters patent or copyright registrations thereon with the same legal force and effect as if originally executed by Harris. Harris hereby waives and irrevocably quitclaims to the Company any and all claims, of any nature whatsoever, which he now or hereafter has for infringement of any and all Inventions assigned to the Company.

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12. No Prior Restrictions. Harris represents and warrants that his Services with the Company will not violate, or cause him to be in breach of, any obligation or covenant made to any former employer or other third party and that during the course of his Services with the Company (whether during the Term or thereafter), he will not take any action that would violate or breach any legal obligation which he may have to any former employer.

13. Non-Competition and Non-Solicitation.

a. It is agreed that Harris shall not, directly or indirectly during his Services compete directly or indirectly with the Company in his individual capacity or as a proprietor, agent, consultant, director, officer, partner or a five-percent shareholder of any business or other entity which is (x) engaged in the development, sale, marketing, manufacture or installation of any type of product sold, developed, marketed, manufactured or installed by the Company during Harris’s Services with the Company.

b. In addition, Harris agrees that for a period of two years following termination of Services for any reason, (i) he will not directly or indirectly solicit (or attempt to solicit), induce (or attempt to induce), cause or facilitate any client of the Company to cease doing business with the Company and (ii) he will not directly or indirectly solicit (or attempt to solicit), induce (or attempt to induce), cause or facilitate any Harris of the Company to terminate his or her Services with the Company and, furthermore, will not directly or indirectly hire (or attempt to hire) any Harris of the Company.

c. It is further understood and agreed that the violation of the provisions of this paragraph may cause irreparable injury to the Company and that the remedy at law for any violation or threatened violation thereof would be inadequate and that the Company shall be entitled to temporary and permanent injunctive or other equitable relief by a court of competent jurisdiction without the necessity of posting security or proving actual damages.

14. Non-Disparagement. Both during and after Harris’s Services with the Company, neither Harris nor the Company will disparage, portray in a negative light, or take any action which would be harmful to, or lead to unfavorable publicity for, each other or any of its current or former clients, suppliers, officers, directors, agents, consultants, contractors, owners, parents, subsidiaries, or divisions, whether in public or private, including without limitation, in any and all interviews, oral statements, written materials, electronically displayed materials, and materials or information displayed on Internet-related sites.

15. Confidentiality. Except as may be required by law, Harris agrees to keep the terms and conditions of this Agreement strictly confidential and will not reveal either the financial terms or any other term of this Agreement to any other person or entity, provided that Harris will be able to disclose the terms and conditions of this Agreement to his immediate family, and legal and tax advisors after securing their similar commitment of confidentiality. It is understood that this confidentiality provision takes effect immediately and will remain in effect after the termination of Harris’s Services.

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16. Equitable Relief. Harris acknowledges that the remedy at law for his breach of Sections 9 through 15 above will be inadequate, and that the damages flowing from such breach will not be readily susceptible to being measured in monetary terms. Accordingly, upon a violation of any part of such sections, the Company shall be entitled to immediate injunctive relief (or other equitable relief) and may obtain a temporary order restraining any further violation. No bond or other security shall be required in obtaining such equitable relief, and Harris hereby consents to the issuance of such equitable relief. As such, to the extent there is no adequate remedy at law, and equitable relief only is sought, the parties hereto select the courts in the Province of British Columbia as the exclusive forum to resolve their disputes, and both parties submit to personal jurisdiction. Nothing in this Section 16 shall be deemed to limit the Company’s remedies at law or in equity for any breach by Harris of any of the parts of Sections 9 through 15 which may be pursued or availed of by the Company.

17. Judicial Modification. Harris acknowledges that it is the intent of the parties hereto that the restrictions contained or referenced in Sections 9 through 15 above be enforced to the fullest extent permissible under the laws of each jurisdiction in which enforcement is sought. If any of the restrictions contained or referenced in such sections is for any reason held by an arbitrator or court to be excessively broad as to duration, activity, geographical scope, or subject, then such restriction shall be construed or judicially modified so as to thereafter be limited or reduced to the extent required to be enforceable in accordance with applicable law.

18. Not applicable.

19. Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered and received by the other party, or when sent by recognized overnight courier to the following addresses:

If to the Company:

Email: mcd2@shaw.ca

If to Harris:

Email:

or to such other address as either party hereto will have furnished to the other in writing in accordance with this Section 19, except that such notice of change of address shall be effective only upon receipt.

20. Severability. In the event that any of the provisions of this Agreement, or the application of any such provisions to Harris or the Company with respect to obligations hereunder, is held to be unlawful or unenforceable by any court or arbitrator, the remaining portions of this Agreement shall remain in full force and effect and shall not be invalidated or impaired in any manner.

21. Waiver. No waiver by any party hereto of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of any other term or covenant contained in this Agreement.

22. Entire Agreement. This Agreement contains the entire agreement between Harris and the Company with respect to the subject matter of this Agreement, and supersedes any and all prior agreements and understandings, oral or written, between Harris and the Company with respect to the subject matter of this Agreement.

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23. Amendments. This Agreement may be amended only by an agreement in writing signed by Harris and an authorized representative of the Company (other than Harris).

24. Successors and Assigns. Because Harris’s obligations under this Agreement are personal in nature, Harris’s obligations may only be performed by Harris and may not be assigned by him. This Agreement is also binding upon Harris’s successors, heirs, executors, administrators, and other legal representatives, and shall inure to the benefit of the Company and its subsidiaries, successors, and assigns.

25. Independent Legal Advice. Harris acknowledges that he has had a full and complete opportunity to consult with counsel of his own choosing concerning the terms, enforceability and implications of this Agreement.

26. No Other Representations. Harris acknowledges that the Company has made no representations or warranties to Harris concerning the terms, enforceability, or implications of this Agreement other than as reflected in this Agreement.

27. Headings. The titles and headings of sections and subsections contained in this Agreement are included solely for convenience of reference and will not control the meaning or interpretation of any of the provisions of this Agreement.

28. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute but one agreement.

29. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of British Columbia without giving effect to its conflict of laws principles.

30. Indemnification. Subject to the provisions of the Company’s governing corporate legislation, the Company agrees to indemnify and save Harris harmless from and against any and all demands, claims, costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which Harris is made a party by reason of having been a director or officer of the Company or of any affiliated company, whether before or after termination if:

(a) Harris acted honestly and in good faith with a view to the best interests of the Company; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, Harris had reasonable grounds for believing that his conduct was lawful.

To the extent that, during the term of this Agreement, the Company provides rights of indemnification and/or advancement of expenses to any officer or director of the Company that are more favorable than the rights currently provided to Harris under the Charter, By-laws or under this Agreement, Harris shall be entitled to the full benefits of such more favorable rights.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ASTRA ENERGY INC.

By:
Name:	Harold Schneider
Title:	Authorized Signatory

KERMIT HARRIS

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